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                              NBD Bank, as Agent
                             611 Woodward Avenue
                            Detroit, Michigan 48226

                                April 4, 1997


Invacare Corporation
899 Cleveland Street
P.O. Box 4028
Elyria, Ohio 44036-2125
Attention: Chief Financial Officer

     Re: Loan Agreement dated as of February 27, 1997 (the "Loan Agreement") among Invacare Corporation (the "Company"), the Banks named therein, NBD Bank, as Agent, and KeyBank National Association, as Co-Agent.

Ladies and Gentlemen:

     The Borrower has requested certain modifications to the Loan Agreement. The parties hereby agree that the Loan Agreement shall be amended as follows:

          (a) Section 1.1 shall be amended by adding the following definitions in appropriate alphabetical order:

          "MARGIN STOCK" means Margin Stock within the meaning of Regulation U.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

          "RESTRICTED MARGIN STOCK" means Margin Stock owned by the Company or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Company and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Section 5.2(d).

          "UNRESTRICTED MARGIN STOCK" means any Margin Stock owned by the Company or any of its Subsidiaries which is not Restricted Margin Stock.

          (b) Section 4.7 shall be amended and restated in its entirety to read as follows:

          4.7 USE OF LOANS. Each Borrower will use the proceeds of the Loans for the Healthdyne Acquisition, including purchases of capital stock on the open market, for other Acquisitions and for its other general corporate purposes. After applying the proceeds of each Loan, Margin Stock will not constitute more than 25% of the value of the assets (either of a Borrower alone or of the Borrowers and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by Margin Stock.


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          (c)     Section 5.2(d) shall be amended by adding the following
language after the reference to "Subsidiaries" in the third line of the first paragraph: "(except Unrestricted Margin Stock),".

     The agreements set forth herein shall not become binding on any party hereto until a duly authorized officer of each party hereto shall have executed a counterpart of this letter and delivered such counterpart to the Agent. The terms used but not defined herein shall have their respective meanings ascribed thereto in the Loan Agreement.

                                       INVACARE CORPORATION

                                       By:     Thomas R. Miklich
                                          --------------------------------
                                               Thomas R. Miklich
                                          Its: Chief Financial Officer
                                               ---------------------------


                                       NBD Bank, as Agent

                                       By:     Winifred S. Pinet
                                          --------------------------------
                                               Winifred S. Pinet
                                          Its: First Vice President
                                               ---------------------------


                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:     Winifred S. Pinet
                                          --------------------------------
                                               Winifred S. Pinet
                                          Its: First Vice President
                                               ---------------------------


                                       NATIONAL CITY BANK

                                       By:     Michael P. McCuen
                                          --------------------------------
                                               Michael P. McCuen
                                          Its: Vice President
                                               ---------------------------


                                       KEYBANK NATIONAL ASSOCIATION

                                       By:     Thomas J. Purcell
                                          --------------------------------
                                               Thomas J. Purcell
                                          Its: Vice President
                                               ---------------------------


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                                       SOCIETE GENERALE, CHICAGO BRANCH

                                       By:     Joseph A. Philbin
                                          --------------------------------
                                               Joseph A. Philbin
                                          Its: Vice President
                                               ---------------------------


                                       SUN TRUST BANK, CENTRAL FLORIDA, NA

                                       By:     Janet P. Sammons
                                          --------------------------------
                                               Janet P. Sammons
                                          Its: Vice President
                                               ---------------------------


                                       WACHOVIA BANK OF GEORGIA, N.A.

                                       By:     Michael Ripps
                                          --------------------------------
                                               Michael Ripps
                                          Its: Vice President
                                               ---------------------------


                                       PNC BANK, NA

                                       By:     Byron A. Pike
                                          --------------------------------
                                               Byron A. Pike
                                          Its: Vice President
                                               ---------------------------


                                       COMMERZBANK AKTIENGESELLSCHAFT,
                                       CHICAGO BRANCH

                                       By:     Mark D. Monson and
                                               William J. Binder
                                          --------------------------------
                                               Mark D. Monson and
                                               William J. Binder
                                          Its: Vice President,
                                               Vice President
                                               ---------------------------


                                       THE SANWA BANK, LIMITED,
                                       CHICAGO BRANCH

                                       By:     James P. Byrnes
                                          --------------------------------
                                               James P. Byrnes
                                          Its: First Vice President
                                               ---------------------------


                                       THE BANK OF NEW YORK

                                       By:     Edward J. Dougherty
                                          --------------------------------
                                               Edward J. Dougherty
                                          Its: Vice President
                                               ---------------------------

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